EXHIBIT 10.43

ASSET PURCHASE AGREEMENT
BETWEEN
WELLCARE MEDICAL MANAGEMENT, INC.
AND
PRIMERGY, INC.

This agreement made on or as of the 30th day of June, 1995, by and between WELLCARE MEDICAL MANAGEMENT, INC. ("Seller), a New York corporation having a principal place of business at Park West, Hurley Avenue Extension, Kingston, New York 12401 and PRIMERGY, INC. ("Buyer"), a New York corporation having a principal place of business at 25 Barbarosa Lane, Kingston, New York 12401.

RECITALS:

WHEREAS, Seller conducts a medical management company which provides management, administration and other services, facilities and equipment to persons and entities engaged in the private practice of medicine and
WHEREAS, Buyer is engaged in the same business as Seller, and WHEREAS, Seller desires to sell and buyer desires to purchase certain assets of Seller as more fully described herein.

AGREEMENTS

NOW, THEREFORE, in consideration of mutual promises herein contained and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties, intending to be bound, agree as follows:

1.  DEFINITION OF THE "BUSINESS".  For purposes of the Agreement
"Business" means the business of Seller. Managing doctors' practices in Dutchess, Orange and Ulster Counties, New York.

2. SALE OF ASSETS. Subject to the terms and conditions hereinafter set forth, Seller hereby sells, transfers and delivers to Buyer, and Buyer hereby purchases, all of the Seller's right, title and interest in and to the property and assets relating to the Business as set forth below:

(a) Seller's Business as a going concern and all customer relations and goodwill related thereto;

(b) The items of Seller's tangible personal property (furniture, fixtures, equipment and vehicles) used or usable in the conduct of the Business set forth on Schedule 2(b) attached hereto;
(c)  All of the Seller's contract rights to provide services
(d) Seller's records regarding the management and operation of the Business, including customers' files, collection and credit records, sales reports, advertising literature and vendor lists;
(e) Seller's customer list;
(f) Seller's accounts receivable; and
(g) Seller's cash.

(All of the foregoing being hereinafter referred to as the "Purchased Assets" or the "Assets".)

Except as set forth in (a) through (g) above. All other property and assets of Seller relating to Seller's business, including, without limitation, Seller's life insurance, prepaid expenses, real estate investments, claim for tax credits or refunds, and all assets relative to the business of Seller other than the Business shall remain the property of the Seller.

(3) PURCHASE PRICE. The Purchase Price for the Purchased Assets shall be the same of Five Million Seven Hundred Thousand Dollars
($5,700,000.00).

(4) PAYMENT OF PURCHASE PRICE.  The purchase Price for the
Purchased Assets is being paid as follows:

(a) Five Hundred and Seventy Thousand Dollars ($570,000.00) payable at closing.

(b) The $5,130,000.00 balance by a Promissory Note in a form substantially similar to Exhibit A, which note shall be secured by the assets pursuant to a Security Agreement in a form substantially similar to Exhibit B.

5. ALLOCATION OF THE PURCHASE PRICE. The total Purchase Price shall be allocated among Purchased Assets in accordance with
Schedule 5 which reflects the relative fair market values of the Purchase Assets. The parties agree to use such allocation in IRS Form 8594 to comply with the provisions of Section 1060 of the Internal Revenue Code. Seller's approval of allocations made by the Buyer will not be unreasonably withheld.

6. LIABILITIES OF SELLER. Buyer hereby assume (i) all of Seller's obligations pursuant to the contracts listed in schedule 6A (the "Assumed Contracts") and (ii) accounts payable of Seller set forth in Schedule 6B ("Assumed Accounts Payable ). Buyer shall satisfy the Assumed Contracts and the Assumed Accounts Payable and perform Seller's obligation with respect thereto in a timely fashion and in accordance with any applicable legal or contractual requirements. Buyer shall be entitled to Seller's respective rights and benefits thereunder and Seller shall be relieved of its obligations to perform the same.

Notwithstanding anything in the Agreement to the contrary, except as otherwise expressly provided above, Buyer is not assuming pursuant hereto any liabilities, obligation or duties of Seller or any of its affiliates of any kind or nature, whether or not accrued or fixed, absolute or contingent, determined or determinable (including, without limitation, any penalties, fines or compensatory or punitive damages of any kind whatsoever), existing at the time of or arising out of or relating to acts, events or omissions to act that occurred at or prior to the Closing. Seller shall retain and duly perform any and all such liabilities, obligations or duties.

7. ASSUMED CONTRACTS. Seller and Buyer concurrently are executing an assignment of contracts substantially in the form set forth in Exhibit C hereto, whereby Seller has assigned to Buyer and Buyer is assuming all of Seller's right, title and interest in and to the Assumed Contracts.

Seller shall not cause any material changes to be made to the Assumed Contracts following the execution of this Agreement unless such changes have been agreed to by Buyer.

8. ACCOUNTS RECEIVABLE. Concurrently, Seller is providing Buyer with a list of its outstanding accounts receivable relative to the Business.

9. SELLER'S WARRANTIES AND REPRESENTATIONS. Seller warrants and represents to the Buyer with respect to the Business:

(a) Seller has been duly organized and is validly existing and in good standing under the laws of the State of New York with full power and authority to own its assets and operate its business in the manner and places where such business is presently being conducted.

(b) The execution and delivery of the Agreement and the consummation of the sale contemplated in accordance with all the terms hereof have been duly authorized by the board of directors and stockholders of Seller. This Agreement is a valid and enforceable obligation of Seller, enforceable in accordance with its terms.

(c) Seller has good and marketable title to all of the Purchased Assets, free and clear of all liens, mortgages, security interests, pledges, conditional sales agreements, encumbrances or charges whatsoever, except as set forth on Schedule 9(d) hereto, and with respect to which no default exits, and all of which in the aggregate do not materially detract from the value or marketability of such properties or assets or materially interfere with or impair the present or contemplated use thereof in the ordinary course of business. All of the Purchased Assets are in Seller's possession and control, are in good operating condition and repair, subject only to normal wear and tear and are adequate for the current operations of Seller. The execution of this Agreement and the performance of the covenants herein contemplated has not resulted in the creation of any lien, charge or encumbrance upon any of the Purchase Assets pursuant to any indenture, agreement or other instrument to which the Seller is a party, or by which the Seller is bound or by which the Business or Purchase Assets may be affected.

(d) There are no contracts or agreements, oral or written, in existence which materially affect or relate to the use or operation of the Purchase Assets or that would affect the value or sale of the Purchase Assets. The Assumed Contracts constitute the sole and only contracts, leases, commitments and orders of Seller and Seller is not in default with respect thereto nor have any notices of default been received by Seller with respect thereto. All of the Assumed Contracts have been made in the ordinary course of business and there are no escalator, re-negotiation or re-determination clauses with respect thereto, nor is there any pending or threatened cancellation thereof know to Seller.

(e) Except as stated in Schedule 9(f), hereto, no advance payments or deposits have been made to or with Seller on any contracts or accounts.

(f) No consents, registrations, approvals, permits or authorizations required to be obtained, as of the date of execution of the Agreement, by Seller from any governmental or regulatory authorities of the United States or the several States in connection with the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby.

(g) Attached hereto as Schedule 9(j) is a list of salaried personnel of Seller setting forth the name, salaries and position of such personnel.

(h) The names of all persons employed by Seller as salesmen or engaged as independent sales agents, and all persons who are parties to written contracts for personal services are set forth on Schedule 9(k) attached hereto.

(i) Except as set forth in Schedule 9(m), hereto, Seller is not engaged in or threatened with any suit, action, proceeding, governmental investigation or other controversy, which might give rise to any claim against it or which might materially affect any of its contractual rights or its business, and Seller is not subject to any outstanding judgement, order, decree or injunction of any court or governmental body.

(j) To the best of Seller's knowledge, all of the Purchased Assets conform in all material respects to all application laws, ordinances, orders and regulations (including laws protecting the environment and relating to the storage and disposal of hazardous wastes) and applicable public and private covenants and restrictions. The use of the Purchased Assets is, to the best of the Seller's knowledge, in substantial conformity with applicable laws, ordinances, orders, regulation, covenants and restrictions, and all necessary permits have been obtained. All material notes or notices or violation of law, ordinances, orders or regulations noted in or issued by any state, county, municipal or local department having jurisdiction against or affecting any of the Purchased Assets, including, but not limited to the storage, transportation and/or disposal of hazardous or toxic materials, have been compiled with by Seller.

(k) The Business has been conducted only in the ordinary course, and there has not been any material transaction other than in accordance with such ordinary and usual course. There has not been any development or combination of developments of which to Seller's knowledge, individually or in the aggregate are reasonably likely to result in any material adverse effect in the financial condition, prospects, properties or results of operations of the Business other than general industry trends.

(l) The documents delivered or to be delivered by or on behalf of Seller pursuant to this Agreement are true copies of all such documents. All statements contained in any exhibit, schedule, certificate or other instrument delivered by or on behalf of Seller pursuant thereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties of the Seller. No representation, warranty, covenant or statement by Seller in the Agreement (including any exhibits or schedules annexed hereto) contain any untrue statement of a material fact known to Seller and upon which Buyer relied, or omits or will omit a material fact known to Seller, the omission of which will make the statement contained herein or therein misleading and upon which Buyer relied.

10. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller as follows:

(a) Buyer has been duly organized and is validity existing and in good standing under the laws of New York with full power and authority to own its assets and operate its business in the manner and places where such business is presently being conducted.
Buyer is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of real property or the nature of the business it conducts makes such qualification necessary.

(b) No consent, approval or authorization of, or designation, declaration or filing with any governmental authority on the party of Buyer is required in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated herein.

(c) This Agreement, the option agreement of even date herewith between Buyer and WellCare Management Group, Inc. and the various documents, instruments and agreements called for herein have been duly executed and delivered by the Buyer, and constitute legal, valid, binding obligations of Buyer, enforceable against Buyer in accordance with the terms thereof.

(d)Buyer and/or any of its affiliated corporations is not engaged in or threatened with any suit, action, proceeding, governmental investigation or other controversy, which might give rise to any claim against it or if which might materially affect any of its contractual rights or its business; and Buyer is not subject to any outstanding judgement, order decree or injunction of any court or governmental body.

(e) The documents delivered or to be delivered by or on behalf of Buyer pursuant to this Agreement are true copies of all such documents. All statements contained in any exhibit, schedule, certificate or other instrument deliver by or on behalf of Buyer pursuant thereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties of the Buyer. No representation, warranty, covenant or statement by Buyer in this Agreement (including any exhibits or schedules annexed hereto) contain any untrue statements of a material fact known to Buyer and upon which Seller relied, the omission of which will made the statement contained herein or therein misleading and upon which Seller relied.

11. EMPLOYEES. Buyer may offer employment to certain of Seller's employees and has notified Seller of those Employees to whom it is offering employment. Seller agrees to encourage such employees to whom Buyer offers employment to accept employment with Buyer. Those employees who accept such offers are referred to as "Retained Employees". Seller may terminate all other employees as of the Closing Date except that if Seller determined to retain any such employees in its employ after the Closing Date, it may do so but shall have full responsibility for such employees.

Nothing in this Agreement, however, shall be interpreted to create a contractual right to continuing employment with any employee of Seller.

Seller shall be responsible for payments of holdbacks, accrued vacation not taken by an employee and for bonuses, if any, with respect to service completed prior to the Closing Date. Seller shall within ten days after the Closing date make a cash payment to employees who accept positions with Buyer for their accrued vacation days or fractions thereof earned but unused while employed by Seller. For purposes of this Section, personal choice days or fractions thereof will be treated as vacation days. After the Closing Date, employees who accept positions with Buyer will be eligible to earn vacation according to the schedule specified in Buyer's policy.

Seller shall retain the responsibility for payment of all medical, dental, health and disability claims incurred by any of its employees prior to the closing Date, (to the extent that such claims are covered by Seller's benefit plans) and Buyer shall not assume any liability with respect to such claims.

Seller agrees that it shall retain, consistent with its normal employment practices, all liability and obligation, if any, (including, without limitation, the liability and obligation for all wages, salary, vacation pay and unemployment, medical, dental, health and disability benefits) for those former employees of Seller who retired or terminated employment prior to the Closing Date or otherwise do not become employees of Buyer.

12. CLOSING. The time, place and manner of closing this transaction shall be as follows:

(a) The transfer of ownership of the Purchase Assets and the payment of the purchase price shall take place at 10:00 A.M., on June 30, 1995 (the "Closing" or the "Closing Date") at the offices of WellCare Medical Management, Inc., Park West, Hurley Avenue Extension, Kingston, New York, or such other date and place as may be mutually agreed upon by the parties. The Closing shall be effective and the transfer of ownership of the Purchased Assets shall be deemed to have occurred as of the close of business on the date of the Closing.

(b) At the Closing, all transactions shall be conducted substantially concurrently and no transaction shall be deemed to be completed until all are completed.

(c) At the Closing, Seller shall execute, acknowledge and deliver to Buyer necessary instruments, in form and substance reasonably satisfactory to counsel for Buyer, as may be required or as may be appropriate to vest in Buyer good and marketable title to all Purchased Assets free and clear of all liens, claims, restrictions and other encumbrance, except for the Assumed Accounts Payable, the Assumed Contracts, liens and encumbrances, if any, as do not, individually or in the aggregate, materially detract from the value of or interfere with the present use of such property or otherwise materially impair the operation of the Business, including:

(i) A general assignment and bill of sale in form reasonably satisfactory to counsel for Buyer as shall be necessary for conveying to Buyer all of the personal property of every nature and description constituting part of the Purchased Assets, including certificated of title on all vehicle purchased by Buyer and assignments of all personal property leases assumed by Buyer;

(d) At the Closing, Buyer shall, upon due performance by the Seller of its obligations hereunder, issue or deliver to Seller:

(i) An assumption of the Assumed Accounts Payable;

(ii) Federal funds wire transfer or bank check in an amount equal to the $570,000.00;

(iii) The Promissory Note and Note Agreement in the form set forth in Exhibit A hereto;

(iv) The Security Agreement in the form set forth in Exhibit B.

(v) The Assignment of Contracts in the form set forth in Exhibit C hereto;

(vi) All necessary documents as counsel for Seller may reasonably determine as required or appropriate to assume the obligations which Buyer has agreed to assume hereunder.

(e) The parties shall deliver at the Closing such certificates and other documents not heretofore delivered as may be required to be delivered by the Agreement or the delivery of which is required to satisfy the conditions herein expressed.

(f) All operating expenses and fees accrued or prepaid up to and including the closing Date, including, without limitation, wages, salaries, utility payments, personal property taxes, and assessments relating to the Assets, transferred at Closing , shall be pro-rated between the parties.

15. DILIGENT EFFORTS TO CONSUMMATE; FURTHER ASSURANCES. Each of the parties agrees to use diligent efforts to complete the purchase and sale of assets as contemplated by the Agreement, and in so doing, to satisfy each and all of the conditions to the closing set forth herein. From time to time, at Buyer's request Seller will execute and deliver such further instruments of conveyance, transfer and assignment and take such other action as Buyer may require to more effectively convey and transfer to Buyer in the collection or reduction to possession of such assets and property. Buyer shall deliver or cause to be delivered such additional instruments and do and perform all such other acts as may reasonably be required by Seller for the purpose of carrying out this agreement.

Promptly after the execution of this Agreement, Seller will meet with Buyer to investigate, confirm and agree upon mutually acceptable transaction settlement procedures and procedures and scheduled for the transfer of the operation of the Business.

16. USE OF SELLER'S NAME. Buyer shall not adopt, use, cause to be used or approve or sanction Seller's name "WellCare Medical Management, Inc." or any name so similar as to cause confusion therewith, except to the extent necessary to collect the Collected Receivables.

17. PARTIES IN INTEREST. This agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties named herein and their respective successors or assigns any rights or remedies under or by reason of this Agreement.

18. BULK SALES ACT COMPLIANCE. Seller and Buyer mutually agree to waive compliance with Article 6 of the New York Uniform Commercial Code.

19. SELLER'S INDEMNIFICATION. Seller shall forever defend, indemnify and hold Buyer harmless against and in respect of:

(a) Any liability of Seller not expressly assumed by Buyer hereunder.
(b) Any and all claims for sales, use or other taxes which Seller is obligated to pay by law or by this Agreement.
(c) All actions, suits, proceedings, claims, demands, judgements, assessments, costs and expenses (including reasonable attorney's fees) incident to any claim under clauses (a) and (b) above.

Buyer shall give Seller prompt written notice of any claims made against it which, if valid, would give rise to a claim for indemnification under this Section 19 and Seller may, as its option, employ counsel to defend against the claim at Seller's own expense in the names of Seller or Buyer. Buyer will take all reasonable action to cooperate in all ways necessary to assist Seller in such defense, provided same is without cost to Buyer.
If Seller fails to defend against any such claim, Buyer shall use its reasonable efforts to defend or minimize such claim, but the determination of Buyer in good faith as to the handling thereof shall be final.

If any claim which give rise to a claim for indemnification under the Section 19 shall result in a judgement, decree, injunction, award or lien against Buyer, Seller shall upon demand satisfy, discharge or effectively stay the enforcement of same until satisfied or discharged. To the extent that Buyer incurs any liability, cost or expenses with respect to any claim for which it is indemnified hereunder and provided that Buyer has not given Seller the notice of such claim as required by this Section 26, and further provided that Seller is not, in good faith, defending such claim, such liability, cost or expenses may be set-off by Buyer against any amounts owned Seller by Buyer, without in any manner limiting Buyer's right to seek any other remedy at law or in equity against Seller. Notwithstanding the foregoing, Buyer may exercise its right of set-off hereunder even though Seller is, in good faith, defending such a claim, if such claim shall result in a judgement, decree, injunction, award or lien against Buyer and Seller has not satisfied, discharged or effectively stayed the enforcement of same.

20. NEW YORK STATE SALES TAX. Seller shall provide Buyer with all information regarding Seller's Business required for the completion of New York State Tax Form AU-196-10, including Seller's Certificate of Authority Identification Number. Buyer shall pay all sales tax due in connection with the purchase of the assets contemplated herein.

All sales, excise, use and real property transfer taxes that are payable or that arise as a result of the consummation of the purchase and sale contemplated by the Agreement shall be collected by Seller and remitted to the State of New York. Seller shall indemnify and hold Buyer harmless from and against any assessment based upon Seller's failure to remit such taxes to the State of New York.

After The Closing Date, each of Seller and Buyer shall make available the other and subject to attorney-client privilege to any taxing authority as reasonable requested all relevant information, records, and documents relating to taxes with respect to the assets or income therefrom, the liabilities or payments in respect thereof.
BROKERAGE COMMISSION. Seller and Buyer each represent and warrant to the other they have dealt with no broker or finders in connection with this transaction.

SURVIVAL OR REPRESENTATIONS AND WARRANTIES. All the indemnities, representations, warranties and covenants of Seller and Buyer hereunder shall survive the Closing Date for a period of three (3) years.

SEVERABILITY. The provisions of the Agreement shall be interpreted in such a manner as to comply with all applicable laws to the fullest extent possible; but if, notwithstanding such interpretation, any provision is determined to be illegal, invalid, or unenforceable, the remaining provisions of the Agreement shall not be affected, shall remain in full force, and shall continue to be binding upon the parties.

ENTIRE TRANSACTION. The Agreement contains the entire understanding among the parties with respect to the transactions contemplated hereby and supersedes all other agreements and understandings among parties and their officers, directors or employees. Except as expressly set forth in the Agreement, none of the parties has relied upon any oral representation or oral information given to it by any representative of either party.

EXPENSES. Each party hereto shall pay its own expenses incidental to the preparation for carrying this Agreement into effect and consummating this transaction.

APPLICABLE LAWS. The Agreement shall be governed by and construed in accordance with the laws of the State of New York.

LITIGATION RELATING TO THE SELLER. It is possible that in the future, litigation may arise relating to Seller's Business and which may relate directly or indirectly to the period prior to the Closing or the period subsequent to the Closing, or both. Each of the parties agrees, therefore, that to the extent reasonable under the circumstances, it will fully cooperate with and provide information, records and documents to the other party with respect to any such litigation or potential litigation in which such other party or parties is or maybe involved.

Through the Closing Date, Seller will maintain the records of the Business in the same manner and with the same care that such record have been maintained prior to the execution of the Agreement. All records whether held by Buyer or Seller, shall be maintained for such periods as are required by law, unless the parties shall, applicable law permitting, agree in writing to a different period. From and after the Closing Date, each of the parties shall permit the other reasonable access to any applicable records to the extent reasonably necessary to defend litigation brought against such party.

SECTION HEADINGS. The section headings contained in the Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SCHEDULES. The schedules attached hereto are an integral part of the Agreement and are incorporated herein by reference. The schedule numbers of the Section of the Agreement to which they relate.

WAIVER. Each party may, at its option, waive in writing any or all of the conditions herein contained to which its obligations hereunder are subject.

NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, addressed as follows:

(a) If to Buyer:

PrimErgy, Inc.
25 Barbarosa Lane
Kingston, New York 12401

With a copy to:

McNamee, Lochner, Titus and Williams, P.C.
75 State Street
P.O. Box 459
Albany, New York 12201-0459
Attn: Vincent L. Valenza, Esq.

(b) If to Seller:

WellCare Medical Management, Inc.
Park West/Hurley Avenue Extension
Kingston, New York 12401

With a copy to:

Epstein, Becker and Green, P.C.
250 Park Avenue
New York, New York 10177
Attn: Jeffrey Becker, Esq.

or at such other address or to the attention of such other office, as either party shall have designated in writing to the other.

COUNTERPARTS. The Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

GUARANTEE. Buyer agrees to guarantee to WellCare New York the notes receivable from the medical practices managed by Buyer listed on Schedule 3 pursuant to a guarantee substantially in the form attached hereto as Exhibit D.

COUNSEL. Buyer and Seller are aware of and waive the conflict of interest of McNamee, Lochner, Titus & Williams, P.C. in representing both the Buyer and Seller in this transaction.

IN WITNESS WHEREOF, the parties hereto have executed or caused duly authorized officers to execute this Agreement all as of the day first above written.

BUYER
PRIMERGY, INC.
/s/ Richard Weininger
BY: RICHARD WEININGER, PRESIDENT

SELLER:
WELLCARE MEDICAL MANAGEMENT, INC.
/s/ Robert E. Goff
BY: ROBERT E. GOFF, PRESIDENT

STATE OF NEW YORK   )
                    )ss:
COUNTY OF ULSTER    )

On this 26th day of July 1995, before me the subscriber personally appeared Richard Weininger, M.D., who being by me duly sworn, did depose and say; that he resides at Millbrook Road, Claverack, NY, that he is the president of PrimErgy, Inc., the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said corporation.

NOTARY PUBLIC
/s/ Gloria Alisandrella
GLORIA ALISANDRELLA
Notary Public, State of New York
Qualified in Orange County
Reg. No. 4899328
Commission Expires 7-6-97


STATE OF NEW YORK   )
                    )ss:
COUNTY OF ULSTER    )

On this 26th day of July 1995, before me the subscriber personally appeared Robert E. Goff, who being by me duly sworn, did depose and say; that he resides at RD1 Old Castle Point Road, Wappinger Falls, that he is the President of WellCare Medical Management, Inc. the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

NOTARY PUBLIC
/s/ Gloria Alisandrella
GLORIA ALISANDRELLA
Notary Public, State of New York
Qualified in Orange County
Reg. No. 4899328
Commission Expires 7-6-97